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                                                                  EXHIBIT 1(d)

                                CENTERLAND FUND

             AMENDMENT NO. 3 TO AGREEMENT AND DECLARATION OF TRUST

        WHEREAS, by instrument entitled "Centerland Fund," an Agreement and Declaration of Trust dated July 15, 1982 (the "Declaration of Trust"), Centerland Fund (the "Trust") was formed to carry on the business of an investment company having various series;

        WHEREAS, as provided in Section 7.3 of the Declaration of Trust, its provisions may be amended at any time by an instrument in writing signed by an officer of the Trust pursuant to the vote of a majority of the Trustees (when authorized to do so by the vote of Unitholders holding a majority of the Units entitled to vote);

        WHEREAS, on October 17, 1990, the Trustees approved a proxy statement wherein was contained the following instruments; and

        WHEREAS, on November 30, 1990, the Unitholders of each of the existing portfolios ("Series") heretofore established and designated and now existing, approved the following amendments:

        Now, therefore, the Declaration of Trust is hereby amended as follows, effective immediately upon the filing of this instrument at the office of the Secretary of the Commonwealth of Massachusetts as required by Chapter 182,
Section 2 of the Massachusetts General Laws, as amended.

        1. Section 1.2 of the Declaration of Trust is amended by revising paragraphs (c) and (d) thereof and by adding new paragraph (j) thereto, said paragraphs (c), (d) and (j) to read as follows:

                (c) "Units" refers to the transferable units of interest into which the beneficial interest in the Trust or any Portfolio of the Trust or any Class within any Portfolio (as the context may require) shall be divided from time to time; and the word "Unit" shall be synonymous with the word "share" in any context in which such latter word has a generally understood meaning (as, for example, in the phrase "share dividend");

                (d) "Portfolio" refers to each Series of Units that has been or may be established and designated under or in accordance with the provisions of Article IV:

                (j) "Class" refers to any class of Units within a Portfolio, which Class is or has been established within such Portfolio under or in accordance with the provisions of Article IV.

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        2.      Section 3.2 of the Declaration of Trust, describing Powers of
Trustees, is amended by adding the following new paragraph (n) after existing paragraph (m) to read as follows:

                (n) Service and Administration Plans. To adopt on behalf of the Trust, any Portfolio or Class of any Portfolio (i) a plan to assist institutional Unit owners of record in the administration of the accounts of their customers who are beneficial owners of such Units ("Administration Plan") and agreements related thereto and to make payments pursuant to said Administration Plan and/or (ii) a plan to assist institutional Unit owners of record in providing support services to their customers who are beneficial owners of such units ("Service Plan") and agreements related thereto and to make payments pursuant to said Service Plan. Any Administration Plan or Service
        Plan and agreements related thereto may be so adopted pursuant to the terms of Rule 12b-1 or any other applicable rule under the 1940 Act.

        3. The introductory paragraph and paragraphs (a), (c) and (d) and the final paragraph of Section 3.3 dealing with Certain Contracts are amended to read as follows:

        Section 3.3 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, other types of organizations, or individuals, ("Contracting Party") to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or of the Trust, any Portfolio, any Class and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below as the Trustees may determine appropriate:

                (a) Advisory. Subject to the general supervision of the Trustees and in conformity with the stated policy of the Trustees with respect to the investments of the Trust or of the assets belonging to any Portfolio of the Trust (as that phrase is used in subsection (a) of Section 4.2), to manage such investments and assets, make investment decisions with respect thereto, and to place purchase and sale orders for portfolio transactions relating to such investments and assets;

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                (c) Distribution. To distribute the Units of the Trust, to be
        Principal Underwriter of such Units, and/or to act as agent of the Trust, in the sale of Units and the acceptance or rejection of orders for the purchase of Units, and to provide distribution services and support services pursuant to Administration Plans and Service Plans, respectively;

                (d) Custodian and Depository. To act as depository for and to maintain custody of the property of the Trust and each Portfolio and accounting records in connection therewith;

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        The fact that:

                        (i) any of the Unitholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party, or of or for any parent or affiliate of any Contracting Party or that the Contracting Party or any parent or affiliate thereof is a Unitholder or has an interest in the Trust, or that

                        (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or has other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust, any Portfolio or Class of Units and/or the Trustees or disqualify any Unitholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust, any Portfolio or Class of Units or its Unitholders, provided that in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Unitholders entitled to vote thereon and the

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contract involved is specifically approved in good faith by vote of the
Unitholders, or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Unitholders.

        4. Section 3.4 of the Declaration of Trust is amended in its entirety to read as follows:

                Section 3.4 Payment of Trust Expenses and Compensation of Trustees. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Portfolios (or Classes thereof) that may be established and designated pursuant to Article IV, as the Trustees deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, investment adviser, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, Unitholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur. Allocation of expenses among separate Portfolios or among separate Classes within any Portfolio shall be made in an equitable and nondiscriminatory manner, with each Class bearing only expenses relating to its Units and an allocable share of Portfolio expenses in accordance with such policies as may be established by the Trustees from time to time and as are not inconsistent with the provisions of this Declaration of Trust or of any applicable document filed by the Trust with the Securities and Exchange Commission under the 1940 Act or with the Internal Revenue Service under the Internal Revenue Code of 1986, as amended. Without limiting the generality of any other provision hereof, the Trustees shall be entitled to reasonable compensation from the Trust for their services as Trustees and may fix the amount of such compensation.

        5. Sections 4.1, 4.2 and 4.3 of the Declaration of Trust amended in their entirety to read as follows:

                Section 4.1 Description of Units. The beneficial interest in the Trust shall be divided into Units, each Unit having a par value of .001 representing interests in such one or more Portfolios (including without limitation the Portfolios specifically established and designated in
        Section 4.2) as the

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Trustees from time to time deem necessary or desirable. The Trustees shall have authority to establish and designate such Portfolios and to fix and determine the relative rights and preferences as between the different Units (and Classes thereof) as to right of redemption and the price, obligations to make certain payments as provided in an Administration Plan or Service Plan that may be applicable to the different Units (and Classes thereof), terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, reinvestment, exchange or conversion rights, and conditions under which the several Portfolios and Classes shall have separate voting rights or no voting rights.

        The number of authorized Units of the Trust and of each Portfolio (and of each Class thereof) that may be issued is unlimited, and the Trustees may issue Units of any Portfolio (or of any Class thereof) for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Unit dividend or split-up), all without action or approval of the Unitholders. All Units when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in subsection (h) of Section 4.2). The Trustees may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Portfolio or Class thereof into one or more other Portfolios (or Classes within the same or one or more other Portfolios) that may be established and designated from time to time. The Trustees may hold as treasury Units (of the same or some other Portfolio or Class thereof), reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Units of any Portfolio (or Class thereof) reacquired by the Trust.

        The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the holders of Units entitled to be treated as such, to the extent provided or referred to in
Section 5.3.

        The establishment and designation of any Portfolio or Class in addition to those established and designated in Section 4.2 shall be effective (i) upon the execution by a majority of the then Trustees of an instrument setting forth such establishment and designation and the relative rights, payment obligations with respect to Administration and Service Plan(s), if any, and preferences of such Portfolio or Class, (ii) upon the execution of an instrument in writing by an officer of the Trust pursuant to the vote of a majority of the Trustees, or
(iii) as otherwise provided in either such instrument. At any time that there are no Units outstanding of any particular Portfolio or Class previously established and designated the Trustees may, by an

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instrument executed by a majority of their number, abolish that Portfolio or
Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.

        Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Units of any Portfolio or Class of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Units of any Portfolio or Class from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Units of such Portfolio or Class generally.

        Section 4.2 Establishment and Designation of Portfolios. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Portfolios, it is hereby confirmed that the Trustees have heretofore established and designated, and there are presently outstanding Units of, the following two Portfolios: -- the Short-Term Diversified Assets Portfolio and the Short-Term U.S. Treasury Portfolio (each heretofore sometimes referred to as a "Series," but herein and hereafter called a "Portfolio" and collectively herein the "Existing Portfolios"). The Units of the Existing Portfolios and such Classes thereof and any Unit of any further Portfolios and Classes thereof that may from time be established and designated by the Trustee shall (unless the Trustees otherwise determine with respect to some further Portfolio or Class at the time of establishing and designating the same) have the following relative rights and preferences:


        (a) Asset Belonging to Portfolios. All consideration received by the Trust for the issue or sale of Units of a particular Portfolio, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be shall be held by the Trustees in trust for the benefit of the holders of Units of that Portfolio and shall irrevocably belong to the Portfolio for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Items allocated to that Portfolio as provided in the following sentence, are herein referred to as

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"assets belonging to" that Portfolio. In the event that there are any assets, income, earnings, profits,and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Portfolio
(collectively "General Items"), the Trustees shall allocate such General items to and among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Portfolio belong to that Portfolio. Each such allocation by the Trustees shall be conclusive and binding upon the Unitholders of all Portfolios for all purposes.

        (b) Liabilities Belonging to Portfolios and Classes. The assets belonging to each particular Portfolio shall be charged with the liabilities of the Trust in respect of that Portfolio and all expenses, costs, charges and reserves attributable to that Portfolio, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Portfolio shall be allocated and charged by the Trustees to and among any one or more of the Portfolios established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable.

        Notwithstanding the provisions of the preceding paragraph, (i) Units of any Class of each Portfolio shall bear the expense of payments under any agreements entered into by or on behalf of the Trust with organizations that provide for services to beneficial owners of Units of that Class, and (ii) Units of any Class of each Portfolio shall bear the expense of payments under any agreements relating to the provision of distribution assistance or services under any distribution plan with respect to existing or prospective beneficial owners of the Unites of that Class. Expenses described in the preceding sentence are sometimes referred to herein as "Special Class Expenses."

        The liabilities, expenses, costs, charges and reserves allocated and so charged to a Portfolio or Class are herein referred to as "liabilities belonging to" that Portfolio or Class. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Units of all Portfolios and of all Classes.

        Any creditor of any Portfolio may look only to the assets belonging to that Portfolio to satisfy such creditor's claim.

        The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such

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determination and allocation shall be conclusive and binding upon the
Unitholders.

        (c) Dividends. Dividends and distributions on Units of a particular Portfolio or Class may be paid with such frequency as the Trustees may determine, which may be daily or otherwise, pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the holders of Units of that Portfolio or Class, from such of the income and capital gains, accrued or realized, from the assets belonging to that Portfolio (which shall be allocated among Units of all Classes of the Portfolio on a pro rata basis), as the Trustees may determine, after providing for actual and accrued liabilities belonging to that Portfolio and/or to any Class thereof (including without limitation the allocation to a Class of Special Class Expenses relating to that Class). All dividends and distributions on Units of a particular Class of a Portfolio shall be distributed pro rata to the holders of that Class of that Portfolio in proportion to the number of Units of that Class of that Portfolio held by such holders at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Trustees may determine that no dividend or distribution shall be payable on Units as to which the Unitholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure. Such dividends and distributions may be made in cash or Units of the same Class or a combination thereof as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder. Any such dividend or distribution paid in Units will be paid at the net asset value thereof as determined in accordance with subsection (h) of Section 4.2.

        The Trust intends to qualify as a "regulated investment company" under the Internal Revenue Code of 1954, as amended, or any successor or comparable statute thereto, and regulations promulgated thereunder. Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the Board of Trustees shall have the power, in its sole discretion, to distribute in any fiscal year as dividends, including dividends designated in whole or in part as capital gains distributions, amounts sufficient, in the opinion of the Board of Trustees, to enable the Trust to qualify as a regulated investment company and to avoid liability of the Trust for Federal income tax in respect of that year. However, nothing in the foregoing shall limit the authority of the Board of Trustees to make distributions greater than or less than the amount necessary to qualify as a regulated


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investment company and to avoid liability of the Trust for such tax.

        (d) Liquidation. In the event of the liquidation or dissolution of the Trust or of any Portfolio thereof, the Unitholders of each affected Portfolio and each Class thereof shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Portfolio over the liabilities belonging to that Portfolio and Class thereof (reduced as to Units of a Class by any applicable Special Class Expenses, which shall be allocated as provided in Subsection (b) above). The assets so distributable to the Unitholders of any particular Class of a particular Portfolio shall be distributed among such Unitholders in proportion to the number of Units of that Class of that Portfolio held by them and recorded on the books of the Trust. The liquidation of any particular Portfolio or Class may be authorized by vote of a majority of the Trustees then in office subject to the approval of a majority of the outstanding voting securities, as defined in the 1940 Act, (Units) of that Portfolio or Class.

        (e) Voting. On each matter submitted to a vote of the Unitholders, each holder of a Unit shall be entitled to one vote for each such Unit standing in his name on the books of the Trust irrespective of the Portfolio or Class thereof and all Units of all Portfolios and Classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Portfolio or Class is required by the 1940 Act or would be required under the Massachusetts Business Corporation Law if the Trust were a Massachusetts business corporation, or is required by a Plan applicable to such Class, such requirements as to a separate vote by that Portfolio or Class shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to more than one Portfolio or Class, then subject to
(c) below, the Units of all such applicable Portfolios or Classes shall vote as a single class; (c) as to any matter which does not affect the interest of a particular Portfolio or Class, only the holders of Units of the one or more affected Portfolios or Classes shall be entitled to vote; and (d) the provisions of the following paragraph shall apply.

        On any matter that pertains to any Agreement or to any special Class Expenses with respect to any Portfolio which matter is submitted to a vote of Unitholders, only Units of the affected class of that Portfolio shall be entitled to vote (except where otherwise required by law or permitted by the Board of Trustees acting in its sole discretion) even though the matter is submitted to a vote of the Unitholders of any other Class or Portfolio.

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        (f)     Redemption by Unitholder. Each holder of Units of a particular
Class of a particular Portfolio shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of his Units of that Class of that Portfolio at a redemption price equal to the net asset value per Unit of that Class of that Portfolio next determined in accordance with subsection (h) of this Section 4.2 after the Units are properly tendered for redemption. Payment of the redemption price shall be in cash; provided, however, that if the Trustees determine, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in securities or other assets belonging to the Portfolio of which the Units being redeemed are part at the value of such securities or assets used in such determination of net asset value.

        Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Units of any Portfolio to require the Trust to redeem Units of that Portfolio during any period or at any time when and to the extent permissible under the 1940 Act.

        (g) Redemption by Trust. Each Unit of each Class of each Portfolio that has been established and designated is subject to redemption by the Trust at the redemption price which would be applicable if such Unit was then being redeemed by the Unitholder pursuant to subsection (f) of this Section 4.2 at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of that Class or of that Portfolio, and upon such redemption the holders of the Units so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price. In addition, the Trustees, in their sole discretion, may cause the Trust to redeem all of the Units of one or more Portfolio or Class held by (a) any Unitholder if the value of such Units is less than the minimum amount established from time to time by the Trustees or
(b) all Unitholders of a Class or Portfolio if the value of such Units held by all Unitholders is less than the minimum amount established from time to time by the Trustees.

        (h) Net Asset Value. The net asset value per Unit of any Portfolio (or Class thereof) shall be the quotient obtained by dividing the value of the net assets of that Portfolio or Class (being the value of the assets belonging to that Portfolio less the liabilities belonging to that Portfolio or Class, including without limitation any Special Class Expenses allocable to that Class) by the total number of Units of that Portfolio (or Class thereof) outstanding, all determined in accordance with the

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methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time.

        The Trustees may determine to maintain the net asset value per Unit of any Portfolio or Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Portfolio or Class as dividends payable in additional Units of the Portfolio or Class at the designated constant dollar amount and for the handling of any losses attributable to that Portfolio or Class. Such procedures may provide that in the event of any loss each Unitholder shall be deemed to have contributed to the capital of the Trust attributable to that Portfolio or Class his pro rata portion of the total number of Units required to be cancelled in order to permit the net asset value per Unit of that Portfolio or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Unitholder of the Trust shall be deemed to have agreed, by his investment in the Trust, to make the contribution referred to in the preceding sentence in the event of any such loss.

        (i) Transfer. All Units of each particular Portfolio shall be transferable, but transfers of Units of a particular Portfolio will be recorded on the Unit transfer records of the Trust applicable to that Portfolio only at such times as Unitholders shall have the right to require the Trust to redeem Units of that Portfolio and at such other times as may be permitted by the Trustees.

        (j) Equality. All Units of each particular Class of each particular Portfolio that has been established and designated shall represent an equal proportionate interest in the assets belonging that Portfolio (subject to the liabilities belonging to that particular Class of that particular Portfolio), and each Unit of any particular Class of a particular Portfolio shall be equal to each other Unit of that particular Class of that particular Portfolio; but the provisions of this sentence shall not restrict any distinctions permissible under subsection (c) of this Section 4.2 that may exist with respect to dividends and distributions on Units of the same Portfolio (or Class thereof). The Trustees may from time to time divide or combine the Units of any particular Portfolio into a greater or lesser number of Units of that Portfolio without thereby changing the proportionate beneficial interest in the assets belonging to that Portfolio or in any way affecting the rights of Units of any other Portfolio.

        (h) Fractions. Any fractional Unit of any Class of any Portfolio, if any such fractional Unit is outstanding, shall carry proportionately all the rights and obligations of a whole

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Unit of that Class of that Portfolio, including with respect to voting, receipt of dividends and distributions, redemption of Units, and liquidation of the Trust or of that Portfolio.

        Section 4.3 Ownership of Units. The ownership of Units shall be recorded on the books of the Trust or of a transfer or similar agent for the Trust, which books shall be maintained separately for the Units of each Portfolio and each separate Class thereof that has been established and designated. No certificates certifying the ownership of Units need be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Unit certificates, the use of facsimile signatures, the transfer of Units and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Unitholders and as to the number of Units of each Portfolio held from time to time by each such Unitholder.

        6. Sections 5.1 and 5.2 of the Declaration of Trust are amended to read as follows:

        Section 5.1 Voting Powers. The Unitholders shall have power to vote only (i) for the election or removal of Trustees as provided in Section 3.1,
(ii) with respect to any contract with a Contracting Party as provided in
Section 3.3 as to which Unitholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Portfolio to the extent and as provided in Section 7.1 and 7.2., (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 7.3, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust, or any Portfolio or Class thereof or the Unitholders (provided, however, that a Unitholder of a particular Portfolio or Class thereof shall not be entitled to maintain a derivative or class action on behalf of any other Portfolio or Class (or Unitholder of any other Portfolio or Class of the Trust), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws, a Service Plan or any registration statement of the Trust filed with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. There shall be no cumulative voting in the election of any Trustee or Trustees. Units may be voted in person or by proxy. A proxy with respect to Units held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed

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by or on behalf of a Unitholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Units are issued, the Trustees may exercise all rights of Unitholders and may take any actions required by law, this Declaration of Trust or the By-Laws to be taken by Unitholders.

        Section 5.2 Meetings. Meetings of the Unitholders including meetings involving only the holders of Units of one or more but less than all Portfolios or Classes thereof) may be called by the Trustees from time to time to be held at such place within or without The Commonwealth of Massachusetts, and on such date, as may be designated in the call thereof for the purpose of taking action upon any matter permitting or requiring the vote or authority of the Unitholders as provided in Section 5.1. Written notice of any such meeting shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting to each Unitholder entitled to vote at such meeting at the Unitholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Unitholders (including a meeting involving only the holders of Units of one or more but less than all Portfolios or Classes thereof) for a period of 75 days after written request by Unitholders holding at least a majority of the Units then outstanding of any Portfolio or Class entitled to vote upon any matter requiring action by the Unitholders as provided herein that a meeting be called to consider such matter, then Unitholders holding at least a majority of the Units then outstanding of such Portfolio or Class may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

        Section 5.5 Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Unitholders may be taken without a meeting if holders of a majority of units entitled to vote on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Unitholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Unitholders.

        7. Sections 7.1 and 7.2 of the Declaration of Trust are amended to read as follows:

        Section 7.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be terminated at any time by a majority of the Trustees then in office subject to a favorable vote of a majority of the outstanding voting securities, as defined in the 1940 Act, (Units) of each Portfolio voting separately by Portfolio.

        Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, securities or other property, or any combination thereof and distribute the proceeds to the Unitholders, in conformity with the provisions of subsection (d) of Section 4.2.

        Section 7.2. Reorganization. The Trustees may sell,convey and transfer the assets of the Trust, or the assets belonging to any one or more Portfolios, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Portfolio of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Portfolio of the Trust, Units of such other Portfolio) with such transfer being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Portfolio the assets of which are so transferred; provided, however, that no assets belonging to any particular Portfolio shall be so transferred unless the terms of such transfer shall have first been approved at a meeting called for the purpose by the affirmative vote of the holders of a majority of the outstanding voting securities, as defined in the 1940 Act, (Units) of that Portfolio. Following such transfer, the Trustees shall distribute such cash, shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Portfolios the assets belonging to which have so been transferred) among the Unitholders of the Portfolio the assets belonging to which have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated.

        8. Section 7.3 of the Declaration of Trust, dealing with amendments to the Declaration of Trust, is amended by adding the following new sentence at the end thereof:

        By vote of a majority of the Trustees at any time, without the necessity of authorization by Unitholders, the Trustees may cause this Declaration of Trust to be restated in its entirety to reflect all previous amendments made pursuant to this
        Section 7.3. Such restatement may include such editorial changes, not making any substantive change, as the Trustees may determine to be appropriate.

        In witness whereof I set my hand this 2nd day of January 1991.

/s/ SIGNATURE
-----------------------------------------
Title: President
       ----------------------------------
        Dated: 1/2/91
               -------------------